As filed with the Securities and Exchange Commission on December 1, 2005
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUNAIR SERVICES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Florida	59-0780772
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Sunair Services Corporation	John J. Hayes
3005 SW Third Avenue	3005 SW Third Avenue
Fort Lauderdale, Florida 33315	Fort Lauderdale, Florida 33315
(954) 525-1505	(954) 525-1505
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Include Area Code, of Agent for Service)
Copies of Communications to:
Laurie L. Green, Esq.
Akerman Senterfitt
Las Olas Centre II, Suite 1600
350 East Las Olas Boulevard
Fort Lauderdale, Florida 33301
(954) 463-2700
(Facsimile) (954) 463-2224

Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class	to be	Offering Price	Aggregate	Registration
of Securities to be Registered	Registered(1)	Per Unit(2)	Offering Price(2)	Fee
Common Stock, par value $0.10 per share	1,028,807	$6.08	$6,255,147	$669

(1)	Also includes an indeterminable number of additional shares of Common Stock which may be issued as a result of stock splits, stock dividends or similar transactions, in each case in accordance with Rule 416 of the Securities Act.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. Calculated based on the average high and low sales price of the Common Stock on the American Stock Exchange on November 30, 2005.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders named herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 1, 2005
PROSPECTUS
Sunair Services Corporation
1,028,807 Shares of Common Stock
     This prospectus relates to the resale by the selling shareholders named in this prospectus of up to 1,028,807 shares of our common stock. We will not receive any proceeds from the resale of any of the shares of our common stock in this offering.
     Our common stock is listed and traded on the American Stock Exchange under the symbol “SNR.” The closing sales price of our common stock on November 30, 2005 as reported by the American Stock Exchange was $6.05.
     The selling shareholders, or their pledgees, donees, transferees or distributees, or other successors-in-interest, may offer the shares from time to time through public or private transactions, on or off the American Stock Exchange, at prevailing market prices or at privately negotiated prices. They may make sales directly to purchasers or to or through agents, broker-dealers or underwriters.

     You should carefully consider the Risk Factors beginning on page 2 of this prospectus before purchasing shares of our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2005.

     Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

i

SUMMARY DESCRIPTION OF OUR BUSINESS
     This summary highlights selected information and does not contain all the information that is important to you. We urge you to carefully read this entire prospectus and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 13 for more information about us and our financial statements. You should pay special attention to the risks of investing in our common stock discussed under “Risk Factors.” Except where the context otherwise requires, the terms “we,” “us,” “our” or “Sunair” refer to the business of Sunair Services Corporation and its consolidated subsidiaries.
Our Business
     We operate through two divisions: Lawn and Pest Control Services and High Frequency Single Sideband Communications. Through our wholly owned subsidiary, Middleton Pest Control, Inc., which we recently acquired in June, 2005, we provide lawn care and pest control services to both residential and commercial customers. Middleton provides essential pest control services and protection against termite damage, rodents and insects to homes and businesses. In addition, Middleton supplies lawn care services to homes and businesses, which includes fertilization treatments and protection against disease, weeds and insects for lawns and shrubs.
     Through our wholly owned subsidiary, Sunair Communications, Inc., we are also engaged in the design, manufacture and sale of high frequency single sideband communications equipment and the software development, design, integration testing and documentation of Communications, Command, Control, Computers, Intelligence, Surveillance and Reconnaissance, or C4ISR, systems utilized for long range voice and data communications in fixed station, mobile and marine for military and governmental applications. Our products and engineering capabilities are marketed both domestically and internationally and are primarily intended for strategic military and other governmental applications. Sales are executed direct through systems engineering companies, worldwide commercial and foreign governmental agencies or direct to the U.S. Government.
* * * *
     Effective November 30, 2005, we changed our name from “Sunair Electronics, Inc.” to “Sunair Services Corporation.” Our principal executive offices are located at 3005 SW Third Avenue, Fort Lauderdale, Florida, 33315. Our telephone number is (954) 525-1505. We are a Florida corporation.

RISK FACTORS
     In addition to the other information contained and incorporated by reference in this prospectus, you should carefully consider the following factors before purchasing any of the securities offered under this prospectus.
General Risk Factors
The nature of the stock ownership of our company consolidates influence over our company in the hands of a few shareholders.
     Our officers and directors beneficially own, directly or indirectly and, in the aggregate, a significant percentage of the outstanding shares of our common stock and have the ability to significantly influence the outcome of any matters submitted to a vote of our shareholders.
We do not anticipate paying any dividends on our common stock.
     Over the last five years, we have not paid any dividends on our common stock. We anticipate that for the foreseeable future we will continue to retain any earnings for use in the operation of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition and other factors deemed relevant by our board of directors.
An increased number of shares of our common stock in the market may adversely impact the market price of our common stock.
     Sales of large amounts of our common stock in the public market, exercise of the warrants sold to Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”), completion of future purchases of companies in the lawn and pest control services sector in which shares of our common stock constitutes a part or all of the purchase price or completion of other sales of our common stock to raise funds to complete purchases of lawn and pest control services companies could adversely affect the prevailing market price of our common stock, even if our business is doing well. These potential sales could also impair our ability to raise additional capital through the sale of equity securities. If Coconut Palm exercises all of the warrants sold to it, we will have issued 15,000,000 shares of our common stock to Coconut Palm. In addition, we have issued 1,028,807 shares of our common stock to the shareholders of Middleton Pest Control, Inc. (“Middleton”) in connection with the purchase of Middleton, which shares are being registered for resale by the selling shareholders named in this prospectus. All of the shares of our common stock issued to Coconut Palm are either freely tradeable without restriction or eligible for resale subject to the requirements of Rule 144 under the Securities Act of 1933, as amended. Once the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission, all of the shares issued to the selling shareholders named in this prospectus will be either freely tradeable without restriction or eligible for resale subject to the requirements of Rule 144 under the Securities Act of 1933, as amended.
Our stock is thinly traded.
     While our stock trades on the American Stock Exchange, our stock is thinly traded and you may have difficulty in reselling your shares quickly. The low trading volume of our common stock is outside of our control, and we cannot guarantee that the trading volume will increase in the near future or that, even if it does increase in the future, it will be maintained. Without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, an investor may be unable to liquidate his or her investment in us. Trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

Risk Factors Related to the Lawn and Pest Control Services Business
We may not be able to compete in the competitive and technical pest control industry in the future.
     We operate in a highly competitive business that is sensitive to changing technology. Our revenues and earnings may be adversely affected by changes in competitive prices. Competition in the market for lawn care services is strong, coming mainly from large national companies including TruGreen Chemlawn and, to a lesser extent, from local, independently owned firms and from homeowners who care for their own lawns. Competition in the market for pest control services is strong, coming mainly from thousands of regional and local, independently owned firms, from homeowners who treat their own pest control problems and from Orkin, Inc. and Terminix which operate on a national basis.
     We believe that the principal competitive factors in the market areas that we serve are quality of service, pricing, assurance of customer satisfaction and reputation. No assurance can be given that we will be able to compete successfully against current or future competitors or that the competitive pressures that we face will not result in reduced revenues and market share.
Our operations are affected by adverse weather conditions.
     Our operations are directly affected by the weather conditions in Florida. Middleton’s business is affected by the seasonal nature of its termite control services. The termite swarm season, which generally occurs in early spring but varies by region depending on climate, leads to the highest demand for termite control services and therefore the highest level of revenues. Weather conditions affect the demand for lawn care services and may result in a decrease in revenues or an increase in costs. In addition, because Middleton’s operations are conducted in Florida, its business may be adversely affected by interruptions in business and property damage caused by severe weather conditions such as hurricanes, tropical storms and flooding.
Our inability to attract and retain skilled workers may impair growth potential and profitability.
     Our ability to remain productive and profitable will depend substantially on our ability to attract and retain skilled workers. Our ability to expand our operations is in part impacted by our ability to increase our labor force. The demand for skilled employees is high, and the supply is very limited. A significant increase in the wages paid by competing employers could result in a reduction in our skilled labor force, increases in the wage rates paid by us, or both. If either of these events occurred, our capacity and profitability could be diminished, and our growth potential could be impaired.
Our operations may be adversely affected if we are unable to comply with regulatory and environmental laws.
     Our business is significantly affected by environmental laws and other regulations relating to the pest control industry and by changes in such laws and the level of enforcement of such laws. We are unable to predict the level of enforcement of existing laws and regulations, how such laws and regulations may be interpreted by enforcement agencies or court rulings, or whether additional laws and regulations will be adopted. We believe our present operations substantially comply with applicable federal and state environmental laws and regulations. We also believe that compliance with such laws has had no material adverse effect on our operations to date. However, such environmental laws are changed frequently. We are unable to predict whether environmental laws will, in the future, materially affect our operations and financial condition. Penalties for noncompliance with these laws may include cancellation of licenses, fines, and other corrective actions, which would negatively affect our future financial results.
We expect to acquire other businesses, which may adversely affect our operating results, financial condition and existing business.
     In addition to Middleton, we plan to continue to acquire additional lawn and pest control services companies. The success of our acquisition program will depend on, among other things:
•	the availability of suitable candidates;

•	competition from other companies for the purchase of available candidates;

•	our ability to value those candidates accurately and negotiate favorable terms for those acquisitions;

•	the availability of funds to finance acquisitions; and

•	the availability of management resources to oversee the integration and operation of the acquired businesses.
     Financing for the acquisitions may come from several sources, including our existing cash on hand as well as the proceeds from the exercise of the warrants purchased by Coconut Palm, the incurrence of indebtedness or the issuance of additional common stock, preferred stock or other securities. The issuance of a material amount of additional securities could, among other things:
•	result in substantial dilution of the percentage ownership of our shareholders at the time of issuance;

•	result in the substantial dilution of our earnings per share;

•	adversely affect the prevailing market price for our common stock; and

•	result in increased indebtedness, which could negatively affect our liquidity and operating flexibility.
Our inability to successfully integrate businesses we acquire could have adverse consequences on our business.
     We intend to experience significant growth through acquisitions. Acquisitions result in greater administrative burdens and operating costs and, to the extent financed with debt, additional interest costs. We cannot assure you that we will be able to manage or integrate acquired companies or businesses successfully. The process of integrating our acquired businesses may be disruptive to our business and may cause an interruption of, or a loss of momentum in, our business as a result of the following factors, among others:
•	loss of key employees or customers;

•	possible inconsistencies in standards, controls, procedures and policies among the combined companies and the need to implement company-wide financial, accounting, information and other systems;

•	failure to maintain the quality of services that the companies have historically provided;

•	the need to coordinate geographically diverse organizations; and

•	the diversion of management’s attention from our day-to-day business as a result of the need to deal with any disruptions and difficulties and the need to add management resources to do so.
     These disruptions and difficulties, if they occur, may cause us to fail to realize the cost savings, revenue enhancements and other benefits that we currently expect to result from that integration and may cause material adverse short- and long-term effects on our operating results and financial condition.
We may not realize the anticipated cost savings and other benefits from our acquisitions.
     Even if we are able to integrate the operations of acquired businesses into our operations, we may not realize the full benefits of the cost savings, revenue enhancements or other benefits that we anticipate. The potential cost savings associated with an acquisition are based on analyses completed by our employees. These analyses necessarily involve assumptions as to future events, including general business and industry conditions, costs to operate our business and competitive factors, many of which are beyond our control and may not materialize. While we believe these analyses and their underlying assumptions to be reasonable, they are estimates which are difficult to predict and necessarily speculative in nature. If we achieve the expected benefits, they may not be achieved within the anticipated time frame. Also, the cost savings and other synergies from these acquisitions may be offset by costs incurred in integrating the companies, increases in other expenses, operating losses or problems in the business unrelated to these acquisitions.
Our Lawn and Pest Control Services Division is dependent upon the services of John J. Hayes and Gregory Clendenin and our ability to hire additional executive officers to manage that division.
     We are dependent upon the services of John J. Hayes, our President and Chief Executive Officer, and Gregory Clendenin, the Chief Executive Officer of Sunair Southeast Pest Holdings and Middleton, who are knowledgeable in the lawn and pest control services industry and are important to our change in business strategy. The loss of the services of Mr. Hayes or Mr. Clendenin would have a significant adverse effect on us as we would no longer be able to benefit from their knowledge, experience and guidance. In addition, our inability to attract additional executive officers to manage the Lawn and Pest Control Services Division could seriously harm the business, results of operations and financial condition of that division.
We may encounter difficulties with our new management team and new operating focus.
     We expect that we will encounter challenges and difficulties similar to those frequently experienced by companies operating under a new or revised business plan with a new management team. These challenges and difficulties relate to our ability to:
•	attract new customers and retain existing customers;

•	generate sufficient cash flow from operations or through additional debt or equity financings to support our growth strategy;

•	hire, train and retain sufficient additional financial reporting management, operational and technical employees; and

•	install and implement new financial and other systems, procedures and controls to support our growth strategy with minimal delays.
     If the actions taken to integrate our Lawn and Pest Control Services Division into our general corporate structure encounter greater difficulties than anticipated, we may be required to use additional resources to complete the integration which could divert management’s attention and strain operational and financial resources. We may not successfully address any or all of these challenges, and our failure to do so would adversely affect our business plan and results of operations, our ability to raise additional capital and our ability to achieve enhanced profitability.
Product liability claims or inadequate product liability insurance coverage may have a material adverse effect on our business, financial condition and future prospects.
     We face an inherent risk of product liability exposure related to our use of pesticides and chemicals in our lawn and pest control business. An individual may bring a product liability claim against us if one of the products that we use causes, or appears to have caused, an injury. Product liability claims may result in:
•	substantial monetary awards to plaintiffs;

•	costs of related litigation;

•	injury to our reputation; and

•	decreased demand for our products.
     We currently maintain product liability coverage against risks associated with our services. Insurance coverage may not be available in the future at an acceptable cost, if at all, or in sufficient amounts to protect us against such liability. The obligation to pay any product liability claim in excess of whatever insurance we are able to acquire could have a material adverse effect on our business, financial condition and future prospects.

Risk Factors Related to the High Frequency Single Sideband Communications Business
We are dependent upon key members of our management team.
     We are dependent upon the services of James E. Laurent, Synnott B. Durham and Henry A. Budde, the President, Vice President of Finance, and Vice President of Operations, respectively, of our high frequency single sideband communications business. The loss of the services of any of these executive officers could have a material adverse effect on us as we would no longer be able to benefit from their knowledge, experience and guidance.
Our business could be severely impacted by our inability to obtain new customers for our products.
     One customer accounted for approximately 52% of our total sales for the fiscal year ended September 30, 2003 and two customers accounted for approximately 51% of our total sales for the fiscal year ended September 30, 2004. Due to the nature of our products, customers make one-time purchases of our products. Accordingly, we do not expect that these same customers will continue to make such purchases in the future and our inability to obtain new customers would have a material adverse effect on our revenues.
We depend on the U.S. Government for a material portion of our sales, and the loss of this relationship or a shift in government funding could have adverse consequences on our business.
     14% of our sales in fiscal 2004 were to the U.S. Government. Any significant disruption or deterioration of our relationship with the U.S. Government could significantly reduce our revenues. Our U.S. Government sales must compete with sales efforts managed by other defense contractors for a limited number of programs and for uncertain levels of funding. Our competitors continuously engage in efforts to expand their business relationships with the U.S. Government and likely will continue these efforts in the future. The U.S. Government may choose to use other defense contractors for its limited number of defense programs. In addition, the funding of defense programs also competes with nondefense spending of the U.S. Government. Budget decisions made by the U.S. Government are outside of our control and have long-term consequences for our business. A shift in government defense spending to other programs in which we are not involved, or a reduction in U.S. Government defense spending generally, could have adverse consequences on our business.
We depend significantly on U.S. and foreign government contracts, which are only partially funded, subject to immediate termination, and heavily regulated and audited.
     The termination or failure to fund one or more U.S. or foreign government contracts could have an adverse impact on our business. Over its lifetime, a government program may be implemented by the award of many different individual contracts and subcontracts. The funding of government programs in the U.S. is subject to Congressional appropriations. Although multi-year contracts may be authorized in connection with major procurements, Congress generally appropriates funds on a fiscal year basis even though a program may continue for several years. Consequently, programs often receive only partial funding initially, and additional funds are committed only as Congress makes further appropriations. The funding of government programs in foreign countries is similarly subject to appropriations by the foreign country’s government. The termination of funding for a government program would result in a loss of anticipated future revenues attributable to that program. That could have an adverse impact on our operations. In addition, the termination of a program or the failure to commit additional funds to a program that already has been started could result in lost revenue. Under certain conditions, government contracts are subject to oversight audits by government representatives. In addition, the contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the government’s convenience upon the payment of compensation only for work done and commitments made at the time of termination. No assurance can be given that one or more of our government contracts will not be terminated under these circumstances. Also, no assurance can be given that we would be able to procure new government contracts to offset the revenues lost as a result of any termination of our government contracts. Because a significant portion of our revenues are dependent on our procurement, performance and payment under our government contracts, the loss of one or more large contracts could have an adverse impact on our financial condition.
     Our government business also is subject to specific procurement regulations and a variety of socioeconomic and other requirements. These requirements, although customary in government contracts, increase our performance and compliance costs. These costs might increase in the future, thereby reducing our margins, which could have an adverse effect on our financial condition. Failure to comply with these regulations and requirements could lead to suspension or debarment, from government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various statutes, including those related to procurement integrity, export control, government security regulations, employment practices, protection of the environment, accuracy of records and recording of costs. The termination of a government contract or relationship as a result of any of these acts would have an adverse impact on our operations and could have an adverse effect on our reputation and ability to procure other government contracts in the future.
Our future success will depend on our ability to develop new products that achieve market acceptance.
     Both our commercial and defense businesses are characterized by rapidly changing technologies and evolving industry standards. Accordingly, our future performance depends on a number of factors, including our ability to:
•	identify emerging technological trends in our target markets;

•	develop and maintain competitive products;

•	enhance our products by adding innovative features that differentiate our products from those of our competitors; and

•	manufacture and bring cost-effective products to market quickly.
     We believe that, in order to remain competitive in the future, we will need to continue to develop new products, which will require the investment of significant financial resources in new product development. The need to make these expenditures could divert our attention and resources from other projects, and our management cannot be sure that these expenditures ultimately will lead to the timely development of new products. Due to the design complexity of some of our products, we may experience delays in completing development and introducing new products in the future. Any delays could result in increased costs of development or redirect resources from other projects. In addition, we cannot provide assurances that the markets for our products will develop as we currently anticipate. The failure of our products to gain market acceptance could reduce significantly our revenues and harm our business. Furthermore, we cannot be sure that our competitors will not develop competing products that gain market acceptance in advance of our products or that our competitors will not develop new products that cause our existing products to become obsolete. If we fail in our new product development efforts or our products fail to achieve market acceptance more rapidly than those of our competitors, our revenues will decline and our business, financial condition and results of operations will be adversely affected.
Our international sales are subject to risks related to doing business in foreign countries.
     39% of our revenues for fiscal 2004 were from international operations, under U.S. dollar denominated contracts. Our international business may be subject to a variety of risks, including equipment seizure, political instability, expropriation, nationalization, modification or renegotiation of contracts, war and civil disturbances or other risks that may limit or disrupt markets, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the risks inherent in new product and service introductions and the entry into new geographic markets, increased costs associated with maintaining international marketing efforts, the introduction of non-tariff barriers and higher duty rates and difficulties in enforcement of contractual obligations and intellectual property rights. There can be no assurance that such factors will not have a material adverse effect on our future international sales and, consequently, on our business, financial condition or results of operations.
We operate in a competitive business.
     We operate in a competitive business that is sensitive to changing technology. Although successful product and systems development is not dependent necessarily on substantial financial resources, most of our competitors are larger and can maintain higher levels of expenditures for research and development than we can. Our competitors include large multinational communications companies, as well as smaller companies with developing technology expertise. Our competitors for U.S. Government contracts typically are large, technically competent firms with substantial assets. Principal competitive factors in these businesses are cost-effectiveness, product quality and reliability, technological capabilities, service and the ability to meet delivery schedules. No assurance can be given that we will be able to compete successfully against our current or future competitors or that the competitive pressures that we face will not result in reduced revenues and market share.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     The Private Securities Litigation Reform Act of 1995, the Reform Act, provides a safe harbor for forward-looking statements made by or on our behalf. We and our representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission, including this prospectus, and in our reports to shareholders. Generally, the inclusion of the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions identify statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that are intended to come within the safe harbor protection provided by those sections. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act.
     The forward-looking statements are and will be based upon our management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, all forward-looking statements involve risks and uncertainties. Actual results, including our revenues from our high frequency single sideband communications business and the lawn and pest control services business, expenses, gross margins, cash flows, financial condition, and net income, as well as factors such as our competitive position, the demand for our products and services and our customer base, may differ materially from those contemplated by the forward-looking statements or those currently being experienced by us for a number of reasons, including but not limited to the risk factors set forth above under “Risk Factors.”
     The risk factors described beginning on page 2 are not exhaustive. We cannot assure you that we have correctly identified and appropriately assessed all factors affecting our business or that the publicly available and other information with respect to these matters is complete and correct. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely impact us. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. For these reasons, we caution you not to place undue reliance on our forward-looking statements.
USE OF PROCEEDS
     We will not receive any proceeds from the resale of any of the shares of our common stock in this offering. Expenses expected to be incurred by us in connection with this offering are estimated to be approximately $20,369.
SELLING SHAREHOLDERS
     Below is information with respect to the number of shares of our common stock owned by each of the selling shareholders. Except as described in the table below, none of the selling shareholders has, or had, any position, office or other material relationship with us or any of our affiliates beyond their investment in, or receipt of, our securities. See “Plan of Distribution.” Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the shares. Unless otherwise indicated in the table below, to our knowledge, all persons named in the table below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Our registration of these shares does not necessarily mean that the selling shareholders will sell any or all of the shares covered by this prospectus.
     The number of shares of common stock that may be actually sold by each selling shareholder will be determined by such selling shareholder. Because each selling shareholder may sell all, some or none of the shares of common stock which each holds, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of shares is based on the premise that each selling shareholder will sell all of the shares of common stock owned by that selling shareholder and covered by this prospectus.
     We have filed with the Securities and Exchange Commission a registration statement, of which this prospectus forms a part, with respect to the resale of the shares of our common stock from time to time, under Rule 415 under the Securities Act, on the American Stock Exchange, in privately negotiated transactions, in underwritten offerings or by a combination of these methods for sale. We have agreed to keep this registration statement effective until the later of (i) the fourth anniversary of the date on which this registration statement was declared effective or (ii) the date on which all of the shares of common stock are eligible for resale under Rule 144 under the Securities Act without restrictions as to volume.

     The shares of our common stock offered by this prospectus may be offered from time to time by the persons or entities named below:

				Number of	Number of
	Number of Shares			Shares	Shares After
Name and Address of Selling Shareholder(1)	Prior to Offering		Percent(2)	Offered(3)	Offering(4)	Percent
Charles P. Steinmetz	411,524	(5)(6)	4.0%	411,524	—	—

Gregory A. Clendenin	205,761	(5)(7)	2.0%	205,761	—	—

The Charles P. Steinmetz Irrevocable Trust for the Benefit of Matthew A. Steinmetz
250 Park Avenue, South Suite 400 Winter Park, Florida, 32789	205,761	(5)(8)	2.0%	205,761	—	—

The Charles P. Steinmetz Irrevocable Trust for the Benefit of Louis Steinmetz
250 Park Avenue, South Suite 400 Winter Park, Florida, 32789	205,761	(5)(8)	2.0%	205,761	—	—

(1)	Unless otherwise indicated the address of each of the beneficial owners is 3005 SW Third Avenue, Ft. Lauderdale, FL 33315.

(2)	In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options exercisable within 60 days after the date of this prospectus are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(3)	The actual number of shares of our common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, pursuant to Rule 416 under the Securities Act of 1933, as amended, such additional number of shares of our common stock as may be issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(4)	Assumes all of the shares of common stock registered hereby are sold.

(5)	Consists of shares issued to the selling shareholder as part of the purchase price in our acquisition of all of the outstanding shares of Middleton Pest Control, Inc.

(6)	Mr. Steinmetz is a member of our board of directors.

(7)	Mr. Clendenin is the CEO of Sunair Southeast Pest Holdings, a wholly-owned subsidiary of ours. The shares are held by The Gregory A. Clendenin Trust, of which Mr. Clendenin is the trustee.

(8)	The trustee, Suntrust Bank, exercises the voting and dispositive power over the shares.

PLAN OF DISTRIBUTION
General
     We are registering the shares of common stock on behalf of the selling shareholders. As used in this prospectus, the term “selling shareholders” includes the pledgees, donees, transferees, distributees, or other successors-in-interest of a named selling shareholder after the date of this prospectus. Unless the context indicates otherwise, we refer to the shares of our common stock herein as our common stock.
     Transactions. The selling shareholders or their transferees may offer and sell their shares of our common stock in one or more of the following transactions:
•	on one or more exchanges;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in underwritten offerings;

•	through put or call options transactions relating to such shares;

•	for settlement of short sales, or through long sales, options or transactions involving cross or block trades;

•	by pledge to secure debts and other obligations; or

•	in a combination of any of these transactions.
     Prices. The selling shareholders or their transferees may sell their shares of our common stock at any of the following prices:
•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	privately negotiated prices.
     Direct Sales; Agents, Broker-Dealers and Underwriters. The selling shareholders or their transferees may effect transactions by selling their shares of common stock in any of the following ways:
•	directly to purchasers; or

•	to or through agents, broker-dealers or underwriters designated from time to time.
     Agents, broker-dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling shareholders and any agents, broker-dealers or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and any discount or commission received by them and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.
     All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling shareholders.
     We have advised the selling shareholders that they will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the associated rules and regulations under the Securities Exchange Act of 1934, as amended, including the anti-manipulative provisions of Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by them.
     In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.
     Supplements. To the extent required, we will set forth in a supplement to this prospectus filed with the Securities and Exchange Commission the number of shares to be sold, the purchase price and public offering price, any new selling shareholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.
     State Securities Law. Under the securities laws of some states, the selling shareholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling shareholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.
LEGAL MATTERS
     The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Akerman Senterfitt, Fort Lauderdale, Florida. Attorneys for Akerman Senterfitt who have provided substantive advice with respect to this matter have the right to acquire, subject to certain conditions, shares of our common stock.
EXPERTS
     The audited consolidated balance sheets of Sunair Services Corporation and subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended that are incorporated by reference in this prospectus and in the registration statement have been audited by Berenfeld Spritzer Shechter & Sheer, independent certified public accountants as indicated in their report thereto, and are incorporated by reference herein and therein in reliance upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from the SEC’s web site at: http://www.sec.gov. You can also inspect reports and other information we file at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, 10006.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:
•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this information.
     We incorporate by reference the documents listed below:
(1)	our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004;

(2)	our Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 2004; March 31, 2005 and June 30, 2005;

(3)	our Current Reports on Form 8-K, including amendments thereto, filed with the SEC, other than any information furnished pursuant to Item 2.02 or Item 7.01, on October 12, 2004; October 20, 2004; November 17, 2004; December 16, 2004; December 20, 2004; February 1, 2005; February 14, 2005; March 29, 2005; May 20, 2005; June 10, 2005; August 19, 2005; August 25, 2005; September 9, 2005; November 10, 2005; and November 30, 2005; and

(4)	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on December 9, 1992, and any amendment or report filed for the purpose of updating such description.
     All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.
     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.
     We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:
Sunair Services Corporation
3005 SW Third Avenue
Fort Lauderdale, Florida 33315
Attn: Synnott B. Durham, Chief Financial Officer
(954) 525-1505

Sunair Services Corporation
1,028,807 Shares of Common Stock

PROSPECTUS

________________, 2005
We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution
     The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee	$669

Accounting Fees and Expenses	3,000
Legal Fees and Expenses	15,000
Printing Expenses	700
Miscellaneous	1,000

Total	$20,369

All amounts except the Securities and Exchange Commission registration fee are estimated. All costs, expenses and fees in connection with the registration of the shares will be borne by us.
Item 15. Indemnification of Directors and Officers
     Section 607.0850 of the Florida Business Corporation Act permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity in which such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his or her conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.
     Our Articles of Incorporation as well as our Bylaws provide that we shall have the power to indemnify and may insure our officers and directors to the fullest extent not prohibited by law.
     Section 607.0831 of the Florida Business Corporation Act provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his or her duties as a director; and (ii) the director’s breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
     Due to the foregoing provisions, our security holders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available for any particular case, security holders may not have any effective remedy against the challenged conduct.
     Under the stock purchase agreement governing the sale of the shares to the selling shareholders, the selling shareholders have each agreed to indemnify us and our directors, officers, and control person against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or controlling persons, under the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any suit or proceeding) is asserted by a director, officer or controlling person of ours in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Item 16. Exhibits

Exhibit
No.	Description
5.1	Opinion of Akerman Senterfitt

23.1	Consent of Berenfeld Spritzer Schechter & Sheer

23.2	Consent of Akerman Senterfitt (contained in legal opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, Sunair Services Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 1st day of December, 2005.

SUNAIR SERVICES CORPORATION
By:	/s/ John J. Hayes
John J. Hayes
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John J. Hayes and Synnott B. Durham his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including a Registration Statement filed pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John J. Hayes John J. Hayes	President and Chief Executive Officer (principal executive officer)	December 1, 2005

/s/ Synnott B. Durham Synnott B. Durham	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	December 1, 2005

/s/ Joseph S. DiMartino	Director	December 1, 2005

Joseph S. DiMartino

/s/ Mario B. Ferrari	Director	December 1, 2005

Mario B. Ferrari

/s/ Arnold Heggestad, Ph. D.	Director	December 1, 2005

Arnold Heggestad, Ph. D.

/s/ Michael D. Herman	Director	December 1, 2005

Michael D. Herman

/s/ Steven P. Oppenheim	Director	December 1, 2005

Steven P. Oppenheim

/s/ Richard C. Rochon	Director	December 1, 2005

Richard C. Rochon

/s/ Charles P. Steinmetz	Director	December 1, 2005

Charles P. Steinmetz

INDEX TO EXHIBITS

Exhibit	Description
5.1	Opinion of Akerman Senterfitt

23.1	Consent of Berenfeld Spritzer Schechter & Sheer